Exhibit (iii)

	Gross Assets
	(in millions	Percentage	Premium
	000,000 omitted)	Allocation	Allocation
Calvert Absolute Return Bond Fund	200.8	0.91%	$364.00
Calvert Emerging Markets Advancement Fund	29.0	0.13%	$52.00
Calvert Growth Allocation Fund	178.8	0.81%	$324.00
Calvert Balanced Fund	872.8	3.95%	$1,580.00
Calvert Bond Fund	1,759.2	7.96%	$3,184.00
Calvert Conservative Allocation Fund	228.0	1.03%	$412.00
Calvert Emerging Markets Equity Fund	2,671.4	12.08%	$4,832.00
Calvert Equity Fund	3,766.0	17.04%	$6,816.00
Calvert Floating-Rate Advantage Fund	65.5	0.30%	$120.00
Calvert Global Energy Solutions Fund	90.4	0.41%	$164.00
Calvert Global Water Fund	445.3	2.01%	$804.00
Calvert Green Bond Fund	418.4	1.89%	$756.00
Calvert High Yield Bond Fund	223.2	1.01%	$404.00
Calvert Income Fund	575.4	2.60%	$1,040.00
Calvert International Equity Fund	300.9	1.36%	$544.00
Calvert International Opportunities Fund	394.2	1.78%	$712.00
Calvert International Responsible Index Fund	163.5	0.74%	$296.00
Calvert Long-Term Income Fund	81.0	0.37%	$148.00
Calvert Mid-Cap Fund	230.7	1.04%	$416.00
Calvert Moderate Allocation Fund	348.6	1.58%	$632.00
Calvert Responsible Municipal Income Fund	185.1	0.84%	$336.00
Calvert Short Duration Income Fund	1,748.8	7.91%	$3,164.00
Calvert Small-Cap Fund	861.8	3.90%	$1,560.00
Calvert Ultra-Short Duration Income Fund	988.1	4.47%	$1,788.00
Calvert US Large-Cap Core Responsible Index Fund	2,191.5	9.91%	$3,964.00
Calvert US Large-Cap Growth Responsible Index Fund	105.9	0.48%	$192.00
Calvert US Large-Cap Value Responsible Index Fund	519.7	2.35%	$940.00
Calvert US Mid-Cap Core Responsible Index Fund	71.2	0.32%	$128.00
Calvert VP EAFE International Index Portfolio	128.8	0.58%	$232.00

Calvert VP Investment Grade Bond Index Portfolio	141.3	0.64%	$256.00
Calvert VP NASDAQ 100 Index Portfolio	181.9	0.82%	$328.00
Calvert VP Russell 2000 Small Cap Index Portfolio	197.5	0.89%	$356.00
Calvert VP S&P 500 Index Portfolio	459.5	2.08%	$832.00
Calvert VP S&P MidCap 400 Index Portfolio	531.3	2.40%	$960.00
Calvert VP SRI Balanced Portfolio	367.3	1.66%	$664.00
Calvert VP SRI Mid Cap Portfolio	36.0	0.16%	$64.00
Calvert VP Volatility Managed Growth Portfolio	151.5	0.69%	$276.00
Calvert VP Volatility Managed Moderate Growth Portfolio	89.2	0.40%	$160.00
Calvert VP Volatility Managed Moderate Portfolio	110.1	0.50%	$200.00
Totals	$ 22,109.60	100.00%	$ 40,000.00

	Total Fund Allocations (100%)		$40,000

	CRM Allocation (0%)		$0.00

	Total Premium		$40,000.00